Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$16,135
Unrealized Gain (Loss) on Market Value of Futures	(956,621)
Dividend Income	2,235
Interest Income	5,840
Total Income (Loss)	$(932,411)

Expenses
General Partner Management Fees	$5,595
Professional Fees	2,122
Brokerage Commissions	2,026
Non-interested Directors' Fees and Expenses	73
Prepaid Insurance Expense	102
NYMEX License Fee	140
Total Expenses	10,058
Expense Waiver	(3,091)
Net Expenses	$6,967
Net Income (Loss)	$(939,378)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17	$11,097,601
Net Income (Loss)	(939,378)

Net Asset Value End of Month	$10,158,223
Net Asset Value Per Share (150,000 Shares)	$67.72

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612